UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 9, 2012, eDiets.com, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Registration Rights Agreement dated November 29, 2011 (the “Original Agreement”) with BBS Capital Fund, L.P. (“BBS Capital”). Under the terms of the Original Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale of 1.0 million shares of the Company’s common stock issued to BBS Capital in a previously announced private placement. Under the terms of the Amendment, the Company agreed to file the registration statement within ten (10) business days after the filing with the SEC of the Company’s annual report on Form 10-K or March 30, 2012, whichever occurs first.

The foregoing description of the Original Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the previously filed Original Agreement, and by reference to the Amendment, a copy of which is filed as Exhibit 10.63 to this Current Report on Form 8-K and is incorporated herein by reference.

The Amendment is provided to give investors information regarding its terms. Investors are not third-party beneficiaries under the Amendment and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.63	Amendment No. 1 to Registration Rights Agreement dated January 9, 2012 by and between eDiets.com, Inc. and BBS Capital Fund, L.P.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin McGrath
Kevin McGrath
Chief Executive Officer and President

Date: January 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.63	Amendment No. 1 to Registration Rights Agreement dated January 9, 2012 by and between eDiets.com, Inc. and BBS Capital Fund, L.P.